Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q2 2020

Cousins Properties	Q2 2020 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as the following: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate, particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of the COVID-19 pandemic on our operations and our tenants; changes to our strategy with regard to land and other non-core holdings that may require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of telecommuting; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q2 2020 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS SECOND QUARTER 2020 RESULTS
Highlights
•Net income per share was $0.16.
•Funds from operations per share was $0.66.
•Same property net operating income on a cash basis decreased 1.6%; adjusted for temporary rent deferrals and reduced parking income it increased 3.7%.
•Second generation net rent per square foot on a cash basis increased 20.6%.
•Executed 302,877 square feet of office leases.
•Collected 97% of rents, including 98% from office customers, in the second quarter; collected 98% of rents, including 98% from office tenants, in July.
•Executed rent deferral agreements representing 1.1% of annualized contractual rents.
•More than $1 billion of liquidity at quarter-end, representing 15.5% of total market capitalization.
•On May 4, 2020, the Company purchased a 1,550 space parking garage in Charlotte for a gross purchase price of $85.0 million.
ATLANTA (July 30, 2020) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2020.
"Our second quarter results were solid and consistent with the forecast we provided in April," said Colin Connolly, president and chief executive officer of Cousins Properties. "Although same-property performance is down due to temporary rent deferral agreements and reduced parking demand, the economics on new leases remain strong driven by our Sun Belt markets and trophy portfolio. Looking forward, we firmly believe compelling investment opportunities will emerge over the coming quarters that will allow us to take advantage of our best-in-class balance sheet to create significant value for our shareholders."
Financial Results
Net income available to common stockholders was $23.1 million, or $0.16 per share, for the second quarter of 2020, compared with net loss available to common stockholders of $22.4 million, or $0.20 per share (net income available to common shareholders of $0.24 per share, excluding transaction costs), for the second quarter of 2019. Net income available to common stockholders was $198.0 million, or $1.34 per share, for the six months ended June 30, 2020, compared with $12.9 million, or $0.12 per share ($0.57 per share, excluding transaction costs), for the six months ended June 30, 2019. The increase in net income available to common stockholders between the six month periods is primarily due to the sales of Hearst Tower and of the company's investment in the Gateway Village joint venture in the first quarter of 2020 and due to the acquisition costs related to the TIER merger in the second quarter 2019.
Funds From Operations ("FFO") was $98.0 million, or $0.66 per share, for the second quarter of 2020, compared with $31.9 million, or $0.28 per share ($0.71 per share, excluding transaction costs), for the second quarter of 2019. FFO was was $210.7 million, or $1.42 per share, for the six months ended June 30, 2020, compared with $116.4 million, or $1.05 per share ($1.50 per share, excluding transaction costs), for the six months ended June 30, 2019.

Cousins Properties	4	Q2 2020 Supplemental Information

EARNINGS RELEASE

2020 Guidance
Due to uncertainty driven by the COVID-19 pandemic, the Company withdrew its earnings guidance in April 2020. However, at that time the Company provided financial information to assist investors as they assessed the Company’s outlook for the balance of 2020. Based on actual results to date as well as the Company’s current outlook, this previously provided information remains unchanged except for the following updates. All information covers full year 2020 results.
•The Company acquired a parking garage in Charlotte on May 4th that is anticipated to generate net operating income of $1.5 million to $2.0 million during the Company's ownership period in 2020. Stabilized annual net operating income is anticipated to be $4.5 million to $5.0 million. This acquisition was funded with cash on hand.
•General and administrative expenses are anticipated to decline by an additional $1 million on top of the $3 million to $5 million decline announced last quarter. The Company now anticipates full year general and administrative expenses of $27 million to $29 million, net of capitalized salaries, down 18% from its original range of $33 million to $35 million.
•A decline in parking revenue is anticipated to reduce net operating income by $5.5 million to $9.5 million compared to a prior range of $3.5 million to $9.5 million due to a revised outlook on the duration of the pandemic.
•Fee and other income is anticipated to decline by $2 million while property level net operating income is anticipated to increase by $300,000 due to the previously disclosed Parsley Energy lease amendment at Colorado Tower being accounted for as a lease modification rather than a termination.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, July 31, 2020, to discuss the results of the quarter ended June 30, 2020. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Second Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10146359. The playback can also be accessed on the Company's website.
Acting through its operating partnership, Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q2 2020 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $692,126 and $577,139 in 2020 and 2019, respectively	$6,011,375	$5,669,324
Projects under development	205,376	410,097
Land	97,196	116,860
	6,313,947	6,196,281
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $61,093 in 2019	—	360,582
Cash and cash equivalents	28,255	15,603
Restricted cash	1,947	2,005
Notes and accounts receivable	35,078	23,680
Deferred rents receivable	119,982	102,314
Investment in unconsolidated joint ventures	129,857	133,884
Intangible assets, net	224,066	257,649
Other assets	55,316	59,449
Total assets	$6,908,448	$7,151,447
Liabilities:
Notes payable	$1,939,517	$2,222,975
Accounts payable and accrued expenses	183,350	209,904
Deferred income	57,199	52,269
Intangible liabilities, net of accumulated amortization of $66,343 and $55,798 in 2020 and 2019, respectively	72,560	83,105
Other liabilities	115,493	134,128
Liabilities of real estate assets held for sale, net of accumulated amortization of $7,771 in 2019	—	21,231
Total liabilities	2,368,119	2,723,612
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 1,716,837 shares issued and outstanding in 2019	—	1,717
Common stock, $1 par value, 300,000,000 shares authorized, 151,153,042 and 149,347,382 shares issued, and 148,568,109 and 146,762,449 shares outstanding in 2020 and 2019, respectively	151,153	149,347
Additional paid-in capital	5,540,945	5,493,883
Treasury stock at cost, 2,584,933 shares in 2020 and 2019	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,028,289)	(1,137,200)
Total stockholders' investment	4,515,336	4,359,274
Nonredeemable noncontrolling interests	24,993	68,561
Total equity	4,540,329	4,427,835
Total liabilities and equity	$6,908,448	$7,151,447

Cousins Properties	6	Q2 2020 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental property revenues	$175,099	$134,933	$364,228	$258,798
Fee income	4,690	7,076	9,422	15,804
Other	126	11	163	151
	179,915	142,020	373,813	274,753
Expenses:
Rental property operating expenses	61,621	46,705	126,159	90,192
Reimbursed expenses	322	1,047	843	1,979
General and administrative expenses	8,543	8,374	14,195	19,834
Interest expense	13,993	12,059	29,897	22,879
Depreciation and amortization	72,868	50,904	144,482	96,765
Transaction costs	63	49,827	428	49,830
Other	552	624	1,118	804
	157,962	169,540	317,122	282,283
Income from unconsolidated joint ventures	1,715	3,634	5,140	6,538
Gain (loss) on sales of investments in unconsolidated joint ventures	(231)	—	45,999	—
Gain (loss) on investment property transactions	(201)	1,304	90,715	14,415
Net income (loss)	23,236	(22,582)	198,545	13,423
Net (income) loss attributable to noncontrolling interests	(135)	173	(501)	(491)
Net income (loss) available to common stockholders	$23,101	$(22,409)	$198,044	$12,932

Net income (loss) per common share — basic and diluted	$0.16	$(0.20)	$1.34	$0.12
Weighted average shares — basic	148,548	112,926	147,986	109,049
Weighted average shares — diluted	148,580	114,670	148,570	110,822

Cousins Properties	7	Q2 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020
Property Statistics
Consolidated Operating Properties	23	24	33	33	34	34	32	32	32
Consolidated Rentable Square Feet (in thousands)	12,203	12,573	18,372	18,372	19,599	19,599	18,249	18,249	18,249
Unconsolidated Operating Properties	4	5	5	5	4	4	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,394	3,394	3,394	2,168	2,168	1,107	1,107	1,107
Total Operating Properties	27	29	38	38	38	38	35	35	35
Total Rentable Square Feet (in thousands)	15,316	15,967	21,766	21,766	21,767	21,767	19,356	19,356	19,356

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	1,597	682	1,089	741	562	3,074	476	303	779
Net Effective Rent Calculation (per square foot)
Net Rent	$31.01	$27.86	$29.34	$33.66	$31.38	$30.43	$34.88	$33.54	$34.36
Net Free Rent	(0.85)	(0.49)	(0.52)	(0.64)	(1.01)	(0.63)	(1.92)	(0.92)	(1.54)
Leasing Commissions	(2.41)	(1.13)	(2.34)	(2.86)	(2.84)	(2.29)	(2.68)	(3.02)	(2.82)
Tenant Improvements	(4.40)	(1.74)	(4.69)	(3.13)	(4.89)	(3.69)	(5.27)	(4.17)	(4.84)
Leasing Costs	(7.66)	(3.36)	(7.55)	(6.63)	(8.74)	(6.61)	(9.87)	(8.11)	(9.20)
Net Effective Rent	$23.35	$24.50	$21.79	$27.03	$22.64	$23.82	$25.01	$25.43	$25.16
Change in Second Generation Net Rent	32.5%	22.8%	21.5%	17.2%	25.5%	21.3%	26.9%	31.8%	29.6%
Change in Cash-Basis Second Generation Net Rent	13.2%	7.1%	4.9%	8.1%	12.6%	7.7%	14.3%	20.6%	17.7%

Same Property Information (2)
Percent Leased (period end)	94.5%	94.4%	93.9%	93.7%	94.6%	94.6%	94.8%	94.4%	94.4%
Weighted Average Occupancy	91.9%	92.0%	91.8%	90.9%	91.1%	91.8%	91.4%	91.5%	91.5%
Change in Net Operating Income (over prior year period)	2.1%	4.3%	4.5%	0.3%	1.4%	2.6%	3.2%	(2.4)%	0.4%
Change in Cash-Basis Net Operating Income (over prior year period)	4.7%	4.0%	5.5%	2.9%	6.0%	4.8%	11.4%	(1.6)%	4.7%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$245,900	$199,900	$427,900	$427,900	$565,600	$565,600	$565,600	$565,600	$565,600
Estimated Project Costs/ Total Undepreciated Assets	4.7%	3.8%	5.5%	5.4%	6.9%	6.9%	7.1%	7.0%	7.0%

Market Capitalization (4)
Common Stock Price (period end)	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$29.83
Common Stock/Units Outstanding (period end in thousands)	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,593
Equity Market Capitalization (in thousands)	$3,376,144	$4,130,230	$5,371,498	$5,582,341	$6,118,447	$6,118,447	$4,348,498	$4,432,529	$4,432,529
Debt (in thousands)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,038,271
Total Market Capitalization (in thousands)	$4,610,152	$5,417,403	$7,379,161	$7,605,477	$8,423,941	$8,423,941	$6,385,453	$6,470,800	$6,470,800

Cousins Properties	8	Q2 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020
Credit Ratios (4)
Net Debt/Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	30.9%
Net Debt/Total Undepreciated Assets	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.9%
Net Debt/Annualized Adjusted EBITDAre (5)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.44
Fixed Charges Coverage (Adjusted EBITDAre)	5.46	6.08	5.58	6.21	5.91	5.95	6.22	5.95	6.09

Dividend Information (4)
Common Dividend per Share	$1.04	$0.29	$0.29	$0.29	$0.29	$1.16	$0.30	$0.30	$0.60
Funds From Operations (FFO) Payout Ratio before Transaction Costs	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	42.2%
Funds Available for Distribution (FAD) Payout Ratio	61.2%	56.4%	131.6%	53.9%	60.8%	67.2%	59.7%	77.4%	67.4%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.35%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (6)	$36.41	$36.95	$36.98	$37.26	$37.44	$37.44	$39.29	$39.48	$39.48
Straight Line Rental Revenue	$26,017	$8,732	$6,068	$6,522	$8,123	$29,445	$9,895	$11,238	$21,133
Above and Below Market Rents Amortization	$6,877	$1,670	$1,981	$3,042	$2,846	$9,539	$2,808	$2,737	$5,545
Second Generation Capital Expenditures	$56,667	$8,074	$40,604	$18,946	$23,085	$90,709	$23,817	$25,716	$49,533

(1) See Office Leasing Activity on page 20 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 37 for additional information.
(3) Cousins' share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(5) Given the timing of the closing of the TIER transaction, the actual calculation of this ratio was temporarily high for the second quarter of 2019 and decreased when a full quarter of TIER operations were included in EBITDAre. Second quarter 2019 EBITDAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transaction was included in net debt as of June 30, 2019.
(6) In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q2 2020 Supplemental Information

KEY PERFORMANCE METRICS

Equity Market Capitalization
$ (in millions)
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
3,376
6,118
4,433
12/31/18
12/31/19
06/30/20

Same Property Net Operating Income Change
Cash-Basis (1)
Year-over-Year Change
6%
4%
2%
0%
4.7%
4.8%
4.7%
2018
2019
YTD 2020

        (1) Office properties only.

        Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q2 2020 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020
Net Operating Income	$326,063	$87,731	$97,417	$120,642	$126,000	$431,790	$127,782	$117,132	$244,914
Gain on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	1,335
Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	9,421
Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	3,720
Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(843)
General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(14,195)
Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(31,097)
Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(2,195)
Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(380)
FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$210,680
TIER transaction costs	—	3	49,827	1,048	1,999	52,877	365	63	428
FFO before TIER transaction costs	$267,899	$84,516	$81,696	$107,257	$108,201	$381,670	$113,086	$98,022	$211,108
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,570
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$1.42
FFO per Share before TIER transaction costs	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94	$0.76	$0.66	$1.42

         (1) See pages 32 and 35 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q2 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020

Net Operating Income
Consolidated Properties
The Domain (2)	$—	$—	$1,881	$8,926	$9,138	$19,945	$9,068	$9,475	$18,543
Spring & 8th (2)	21,450	7,218	7,385	7,392	7,374	29,369	7,351	7,255	14,606
Northpark (2)	24,418	6,463	6,039	6,521	6,249	25,272	6,916	6,983	13,899
Terminus (2) (3)	—	—	—	—	7,330	7,330	6,949	6,899	13,848
Corporate Center (2)	23,946	6,386	6,785	6,619	6,694	26,484	6,157	5,928	12,085
Hayden Ferry (2)	23,465	5,945	6,154	5,721	6,118	23,938	6,321	5,676	11,997
Bank of America Plaza	—	—	933	5,103	4,569	10,605	5,323	5,028	10,351
Fifth Third Center	19,130	4,735	4,503	4,408	4,347	17,993	4,573	4,791	9,364
BriarLake Plaza (2)	—	—	852	4,623	4,742	10,217	4,681	4,367	9,048
One Eleven Congress	16,218	4,446	4,515	4,203	4,215	17,379	4,396	4,496	8,892
Promenade	16,502	4,788	4,708	4,353	4,510	18,359	4,506	3,950	8,456
3344 Peachtree	12,182	3,142	3,328	3,345	3,488	13,303	5,267	2,966	8,233
The Terrace (2)	—	—	749	3,617	3,945	8,311	3,988	3,998	7,986
San Jacinto Center	14,652	3,665	3,679	3,637	3,612	14,593	3,617	4,290	7,907
Burnett Plaza	—	—	710	3,556	3,963	8,229	3,631	3,649	7,280
Colorado Tower	13,773	3,480	3,483	3,502	3,526	13,991	3,350	3,303	6,653
Buckhead Plaza (2)	16,851	4,047	3,968	3,765	3,299	15,079	3,617	2,783	6,400
NASCAR Plaza	10,334	2,538	2,494	2,586	2,682	10,300	2,750	2,655	5,405
816 Congress	11,656	3,290	2,879	2,969	2,709	11,847	2,636	2,754	5,390
3350 Peachtree	7,633	2,011	2,345	2,329	2,272	8,957	2,450	2,849	5,299
Legacy Union One	—	—	450	2,360	2,347	5,157	2,400	2,396	4,796
1200 Peachtree	—	775	2,318	2,332	2,266	7,691	2,332	2,318	4,650
Tempe Gateway	7,934	2,165	1,757	1,785	2,043	7,750	2,084	1,835	3,919
8000 Avalon	5,432	1,714	1,916	1,899	1,879	7,408	1,759	1,867	3,626
3348 Peachtree	5,720	1,527	1,499	1,598	1,543	6,167	1,502	1,309	2,811
111 West Rio	5,477	1,381	1,380	1,407	1,391	5,559	1,388	1,411	2,799
Domain Point (2)	—	—	348	1,571	1,139	3,058	1,187	1,435	2,622
5950 Sherry Lane	—	—	220	1,056	1,040	2,316	1,239	1,184	2,423
The Pointe	4,815	1,255	1,235	1,260	1,339	5,089	1,192	1,230	2,422
Research Park V	4,066	1,031	1,023	1,006	1,027	4,087	1,029	1,029	2,058
Meridian Mark Plaza	3,849	1,018	1,163	1,104	1,085	4,370	1,067	846	1,913
Harborview Plaza	1,753	346	553	431	683	2,013	795	840	1,635
Other (4)	25,919	6,492	6,786	6,621	7,312	27,211	6,226	1,144	7,370
Subtotal - Consolidated	297,175	79,858	88,038	111,605	119,876	399,377	121,747	112,939	234,686

Cousins Properties	12	Q1 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020
Unconsolidated Properties (5)
Dimensional Place	—	206	1,770	1,912	1,873	5,761	1,900	1,955	3,855
Carolina Square (2)	3,823	1,097	1,053	1,009	1,208	4,367	1,255	1,210	2,465
Emory University Hospital Midtown	4,024	1,027	1,036	1,072	1,104	4,239	1,078	962	2,040
Terminus (2) (3)	13,501	3,670	3,662	3,216	—	10,548	—	—	—
Other (4)	7,540	1,873	1,858	1,828	1,939	7,498	1,802	66	1,868
Subtotal - Unconsolidated	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	10,228

Total Net Operating Income (1)	326,063	87,731	97,417	120,642	126,000	431,790	127,782	117,132	244,914

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	512	13,132	1,337	21	3,692	18,182	—	—	—
Sales Less Cost of Sales - Unconsolidated (5)	2,779	—	—	—	—	—	1,335	—	1,335
Total Gain on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	1,335

Fee Income
Development Fees	2,935	7,022	5,112	5,670	4,254	22,058	3,835	3,846	7,681
Management Fees (6)	5,911	1,379	1,548	1,824	966	5,717	762	843	1,605
Leasing & Other Fees	1,243	327	415	1	—	743	135	—	135
Total Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	9,421

Other Income
Termination Fees	1,548	520	190	3,575	2,942	7,227	2,844	539	3,383
Termination Fees - Unconsolidated (5)	—	3	4	9	—	16	1	2	3
Interest and Other Income	1,722	140	11	3	92	246	37	126	163
Interest and Other Income - Unconsolidated (5)	315	85	101	84	102	372	112	59	171
Gain on Extinguishment of Debt	93	—	—	—	—	—	—	—	—
Total Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	3,720

Total Fee and Other Income	13,767	9,476	7,381	11,166	8,356	36,379	7,726	5,415	13,141

Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(843)

General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(14,195)

Interest Expense
Consolidated Debt
2019 Senior Notes, Unsecured ($275M)	—	—	(366)	(2,744)	(2,743)	(5,853)	(2,744)	(2,744)	(5,488)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,489)	(2,490)	(4,979)
2019 Senior Notes, Unsecured ($250M)	—	—	(326)	(2,440)	(2,441)	(5,207)	(2,441)	(2,441)	(4,882)
Credit Facility, Unsecured	(3,023)	(1,289)	(1,705)	(1,628)	(2,703)	(7,325)	(3,081)	(773)	(3,854)
Term Loan, Unsecured	(8,495)	(2,422)	(2,421)	(2,302)	(2,049)	(9,194)	(1,891)	(1,190)	(3,081)
Terminus (2) (3)	—	—	—	—	(1,540)	(1,540)	(1,526)	(1,511)	(3,037)
2019 Senior Notes, Unsecured ($125M)	—	—	(160)	(1,197)	(1,197)	(2,554)	(1,197)	(1,197)	(2,394)
Fifth Third Center	(4,951)	(1,221)	(1,215)	(1,208)	(1,202)	(4,846)	(1,194)	(1,188)	(2,382)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(2,073)
Promenade	(4,360)	(1,069)	(1,060)	(1,052)	(1,043)	(4,224)	(1,034)	(1,025)	(2,059)
Colorado Tower	(4,233)	(1,051)	(1,046)	(1,040)	(1,036)	(4,173)	(1,030)	(1,026)	(2,056)

Cousins Properties	13	Q2 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020
816 Congress	(3,173)	(784)	(779)	(776)	(772)	(3,111)	(768)	(763)	(1,531)
Legacy Union One	—	—	(98)	(536)	(535)	(1,169)	(528)	(527)	(1,055)
Other (4)	(1,994)	(473)	(473)	(469)	(468)	(1,883)	(254)	(40)	(294)
Capitalized (7)	4,902	1,015	1,116	4,218	4,870	11,219	5,309	3,959	9,268
Subtotal - Consolidated	(39,430)	(10,820)	(12,059)	(14,700)	(16,384)	(53,963)	(15,904)	(13,993)	(29,897)

Unconsolidated Debt (5)
Terminus (2) (3)	(3,976)	(1,038)	(905)	(961)	—	(2,904)	—	—	—
Carolina Square (2)	(1,223)	(406)	(420)	(409)	(370)	(1,605)	(347)	(249)	(596)
Emory University Hospital Midtown	(1,257)	(310)	(308)	(307)	(304)	(1,229)	(303)	(301)	(604)
Subtotal - Unconsolidated	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(1,200)

Total Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(31,097)

Other Expenses
Severance	(60)	(23)	(23)	(84)	(24)	(154)	(51)	(17)	(68)
Partners' Share of FFO in Consolidated Joint Ventures	(558)	(171)	(192)	(249)	(221)	(833)	(213)	(342)	(555)
Property Taxes and Other Holding Costs	(583)	(184)	(209)	(392)	(290)	(1,075)	(356)	(380)	(736)
Loss on Extinguishment of Debt	(85)	—	—	—	—	—	—	—	—
Income Tax Expense	—	—	(242)	242	298	298	(50)	50	—
Predevelopment & Other Costs	(108)	(23)	(206)	(127)	(46)	(402)	(153)	(255)	(408)
Transaction Costs - TIER	—	(3)	(49,827)	(1,048)	(1,999)	(52,877)	(365)	(63)	(428)
Transaction/Acquisition Costs - Other	(248)	—	—	—	(4)	(4)	—	—	—
Total Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(2,195)

Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(380)

FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$210,680
TIER transaction costs	—	3	49,827	1,048	1,999	52,877	365	63	428
FFO before TIER transaction costs	$267,899	$84,516	$81,696	$107,257	$108,201	$381,670	$113,086	$98,022	$211,108
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,570
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$1.42
FFO per Share before TIER transaction costs	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94	$0.76	$0.66	$1.42

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Primarily represents properties sold and loans repaid prior to March 31, 2020 that are not considered discontinued operations. The Company sold the Hearst Tower and Woodcrest operating properties and its interest in the Gateway Village unconsolidated joint venture in the first quarter of 2020. Includes preliminary operational activity at 120 West Trinity and 10000 Avalon, which are in the final stages of development.
(5) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(7) Amounts of interest expense related to consolidated debt that is capitalized to consolidated development projects and equity in unconsolidated development projects.

Cousins Properties	14	Q2 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				2Q20	1Q20	2Q20	1Q20

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.2%	$—
Northpark (4)	1,539,000	Consolidated	100%	93.3%	93.1%	92.2%	88.5%	6.0%	—
Terminus (4) (5)	1,226,000	Consolidated	100%	83.5%	83.5%	80.5%	78.2%	5.9%	199,427
Promenade	777,000	Consolidated	100%	90.7%	90.5%	90.1%	89.6%	3.5%	94,176
3344 Peachtree	484,000	Consolidated	100%	97.1%	97.1%	86.5%	86.4%	2.5%	—
3350 Peachtree	413,000	Consolidated	100%	95.2%	95.2%	95.2%	95.2%	2.4%	—
Buckhead Plaza (4)	667,000	Consolidated	100%	74.8%	77.5%	75.0%	72.6%	2.4%	—
1200 Peachtree (5)	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	—
8000 Avalon	229,000	Consolidated	90%	97.8%	100.0%	99.3%	100.0%	1.7%	—
3348 Peachtree	258,000	Consolidated	100%	91.0%	92.3%	91.0%	91.7%	1.1%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	99.2%	98.3%	97.1%	97.7%	0.8%	33,568
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.7%	—
ATLANTA	7,246,000			91.4%	91.6%	89.8%	88.4%	35.2%	327,171

The Domain (4) (5)	1,287,000	Consolidated	100%	99.7%	99.7%	94.5%	89.3%	8.5%	—
One Eleven Congress	519,000	Consolidated	100%	95.0%	95.0%	88.2%	88.8%	3.9%	—
San Jacinto Center	399,000	Consolidated	100%	96.5%	96.2%	91.3%	87.8%	3.7%	—
The Terrace (4) (5)	619,000	Consolidated	100%	88.8%	89.9%	86.8%	86.6%	3.4%	—
Colorado Tower	373,000	Consolidated	100%	97.8%	97.8%	96.1%	98.7%	2.8%	115,289
816 Congress	435,000	Consolidated	100%	87.5%	90.2%	87.6%	86.3%	2.4%	78,762
Domain Point (4) (5)	243,000	Consolidated	96.5%	90.6%	90.6%	88.7%	76.8%	1.2%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,048,000			95.0%	95.4%	91.4%	88.8%	26.8%	194,051

Bank of America Plaza (5)	891,000	Consolidated	100%	79.9%	85.6%	85.2%	90.3%	4.3%	—
Fifth Third Center	692,000	Consolidated	100%	99.8%	99.8%	99.8%	96.2%	4.1%	138,294
NASCAR Plaza	394,000	Consolidated	100%	99.4%	100.0%	98.2%	99.3%	2.3%	—
Dimensional Place (5)	281,000	Unconsolidated	50%	95.6%	95.6%	94.7%	94.7%	1.7%	—
CHARLOTTE	2,258,000			91.1%	93.6%	93.0%	94.2%	12.4%	138,294

Hayden Ferry (4)	789,000	Consolidated	100%	97.8%	97.8%	90.3%	93.5%	4.9%	—
Tempe Gateway	264,000	Consolidated	100%	94.8%	94.8%	94.8%	94.8%	1.6%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	—
PHOENIX	1,278,000			97.6%	97.6%	92.9%	94.9%	7.7%	—

Corporate Center (4)	1,226,000	Consolidated	100%	98.0%	97.9%	87.9%	93.2%	5.1%	—
The Pointe	253,000	Consolidated	100%	93.6%	94.4%	92.9%	93.4%	1.1%	—
Harborview Plaza	205,000	Consolidated	100%	76.3%	80.0%	77.6%	79.1%	0.7%	—
TAMPA	1,684,000			94.7%	95.2%	87.4%	91.5%	6.9%	—

Cousins Properties	15	Q2 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				2Q20	1Q20	2Q20	1Q20

Legacy Union One (5)	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.1%	67,796
5950 Sherry Lane (5)	197,000	Consolidated	100%	93.1%	93.1%	89.9%	88.7%	1.0%	—
DALLAS	516,000			97.4%	97.4%	96.1%	95.7%	3.1%	67,796

BriarLake Plaza - Houston (4) (5)	835,000	Consolidated	100%	84.1%	89.2%	86.2%	88.3%	3.8%	—
Burnett Plaza - Fort Worth (5)	1,023,000	Consolidated	100%	87.3%	87.6%	87.2%	86.6%	3.1%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	93.3%	79.5%	79.5%	0.3%	12,879
OTHER OFFICE	2,016,000			86.2%	88.6%	86.5%	87.1%	7.2%	12,879

TOTAL OFFICE	19,046,000			92.5%	93.3%	90.3%	89.9%	99.3%	$740,191

Other Properties
Carolina Square Apartment - Chapel Hill (246 units)	266,000	Unconsolidated	50%	100.0%	99.6%	99.9%	99.9%	0.6%	21,683
Carolina Square Retail - Chapel Hill	44,000	Unconsolidated	50%	89.8%	89.3%	89.8%	89.8%	0.1%	3,587
TOTAL OTHER	310,000			98.6%	98.1%	98.4%	98.4%	0.7%	$25,270

TOTAL	19,356,000			92.5%	93.3%	90.4%	90.0%	100.0%	$765,461

See next page for footnotes

Cousins Properties	16	Q2 2020 Supplemental Information

PORTFOLIO STATISTICS

Portfolio NOI by Market

Atlanta 35.2%
Austin 26.8%
Charlotte 12.4%
Phoenix 7.7%
Tampa 6.9%
Dallas 3.1%
Other 7.9%

(1)	Represents the weighted average occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income for the six months ended June 30, 2020.
(3)	The Company's share of property specific mortgage debt, including premiums and net of unamortized loan costs, as of June 30, 2020.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of June 30, 2020.

Cousins Properties	17	Q2 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended June 30,
	2020	2019	% Change
Rental Property Revenues (2)	$110,204	$115,182	(4.3)%
Rental Property Operating Expenses (2)	37,815	41,011	(7.8)%
Same Property Net Operating Income	$72,389	$74,171	(2.4)%

Cash-Basis Rental Property Revenues (3)	$103,713	$108,018	(4.0)%
Cash-Basis Rental Property Operating Expenses (4)	37,648	40,850	(7.8)%
Cash-Basis Same Property Net Operating Income	$66,065	$67,168	(1.6)%

Add: Payment Deferrals (5)	1,068	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$67,133	$67,168	(0.1)%

Less: Parking Net Operating Income	(5,220)	(7,458)	(30.0)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$61,913	$59,710	3.7%

End of Period Leased	94.4%	93.9%
Weighted Average Occupancy	91.5%	92.0%

	Six Months Ended June 30,
	2020	2019	% Change
Rental Property Revenues (2)	$225,455	$230,224	(2.1)%
Rental Property Operating Expenses (2)	76,888	82,207	(6.5)%
Same Property Net Operating Income	$148,567	$148,017	0.4%

Cash-Basis Rental Property Revenues (3)	$213,712	$212,850	0.4%
Cash-Basis Rental Property Operating Expenses (4)	76,555	81,880	(6.5)%
Cash-Basis Same Property Net Operating Income	$137,157	$130,970	4.7%

Add: Payment Deferrals (5)	1,068	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$138,225	$130,970	5.5%

Less: Parking Net Operating Income	(12,887)	(15,028)	(14.2)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$125,338	$115,942	8.1%

Weighted Average Occupancy	91.5%	92.0%

See next page for footnotes

Cousins Properties	18	Q2 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

(1)	Same Properties include those office properties that were fully operational and owned by the Company for the entirety of the comparable reporting periods. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.
(5)
As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic and allows for comparability of the results of its operations with other real estate companies.

(6)	Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking represents Cash-Basis Net Operating Income Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income.

Cousins Properties	19	Q2 2020 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				348,574				980,664
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements (square feet)				(45,697)				(202,004)
Net leased (square feet)	93,262	204,549	5,066	302,877	342,756	334,871	101,033	778,660
Number of transactions	6	10	2	18	20	27	10	57
Lease term (years) (2)	10.8	6.1	8.0	7.6	9.0	5.9	7.8	7.5

Net Effective Rent Calculation (per square foot per year) (2)
Net annualized rent (3)	$44.72	$28.57	$28.33	$33.54	$40.81	$29.12	$29.81	$34.36
Net free rent	(1.29)	(0.77)	(0.32)	(0.92)	(2.28)	(1.03)	(0.71)	(1.54)
Leasing commissions	(4.20)	(2.54)	(1.04)	(3.02)	(3.22)	(2.57)	(2.25)	(2.82)
Tenant improvements	(8.06)	(2.41)	(3.83)	(4.17)	(7.16)	(2.39)	(5.10)	(4.84)
Leasing Costs	(13.55)	(5.72)	(5.19)	(8.11)	(12.66)	(5.99)	(8.06)	(9.20)
Net effective rent	$31.17	$22.85	$23.14	$25.43	$28.15	$23.13	$21.75	$25.16

Second generation leased square footage (4)(5)				292,635				538,437
Increase in second generation net rent per square foot (2)(3)(4)(5)				31.8%				29.6%
Increase in cash-basis second generation net rent per square foot (2)(4)(5)				20.6%				17.7%

 (1) Office leasing activity is comprised of total square feet leased, unadjusted for ownership share, and excluding apartment leasing, retail leasing, and rent deferral/extension agreements related to COVID-19.

(2) Weighted average.
(3) Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
 (5) Increase in net rent at the end of term paid by the prior tenant compared to net rent at the beginning of term paid by the current tenant. For early renewals, the increase in net rent at the end of term of the original lease is compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	20	Q2 2020 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent (in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2020	746,342	4.2%	$22,829	2.9%	$30.59
2021	2,014,893	11.4%	75,886	9.6%	37.66
2022	1,321,630	7.5%	55,839	7.0%	42.25
2023	1,697,128	9.6%	71,942	9.1%	42.39
2024	1,150,913	6.5%	47,877	6.0%	41.60
2025	2,013,297	11.4%	89,921	11.3%	44.66
2026	1,525,308	8.6%	70,902	8.9%	46.48
2027	1,483,588	8.4%	62,790	7.9%	42.32
2028	1,245,582	7.1%	56,852	7.2%	45.64
2029 &Thereafter	4,473,759	25.3%	238,758	30.1%	53.37

Total	17,672,440	100.0%	$793,596	100.0%	$44.91

(1) Company's share.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	21	Q2 2020 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,576,091	5.3%	13
2	Amazon	4	3	430,099	20,258,684	3.0%	5
3	Expedia, Inc.	1	1	363,751	17,321,799	2.6%	9
4	Bank of America	2	1	574,485	17,076,816	2.5%	3
5	Facebook, Inc.	1	1	224,400	11,671,065	1.8%	8
6	Norfolk Southern Corporation	2	1	394,621	9,716,585	1.5%	2
7	Americredit Financial Services (dba GM Financial)	2	2	333,782	9,132,537	1.4%	10
8	Apache Corporation	1	1	210,012	9,048,341	1.4%	4
9	Parsley Energy, L.P.	1	1	135,107	8,569,705	1.3%	5
10	Wells Fargo Bank, NA	4	3	198,376	8,492,222	1.3%	6
11	Ovintiv USA Inc. (fka Encana Oil & Gas (USA) Inc.) (3)	1	1	318,582	7,831,964	1.2%	7
12	ADP, LLC	1	1	225,000	7,674,312	1.1%	8
13	Dimensional Fund Advisors LP	1	1	132,434	6,871,718	1.0%	14
14	McGuirewoods LLP	3	3	197,282	6,840,507	1.0%	6
15	Westrock Shared Services, LLC	1	1	208,268	6,821,518	1.0%	10
16	Regus Equity Business Centers, LLC	6	4	146,852	6,023,080	0.9%	4
17	Samsung Engineering America	1	1	133,860	6,019,230	0.9%	6
18	Anthem	1	1	198,834	5,917,076	0.9%	1
19	Morgan Stanley	2	2	130,863	5,662,738	0.8%	8
20	NASCAR Media Group, LLC	1	1	139,861	5,638,755	0.8%	1
	Total			5,458,559	$212,164,743	31.7%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with Cousins.
Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q2 2020 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 17.2%
Technology 19.8%
Professional Services 13.1%
Government 1.5%
Transportation 1.7%
Construction/Design 2.5%
Marketing/Media/
Creative 2.5%
Insurance 3.9%
Legal 10.9%
Other 3.9%
Health Care 4.8%
Consumer Goods & Services 6.8%
Energy & Utilities 5.7%
(3.7% when adjusted for subleases
and amendments) (2)
Real Estate 5.7%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.
(2) Several of our Energy & Utilities tenants have entered into subleases with unaffiliated parties for large portions of their space or have executed amendments to surrender portions of their currently leased space. In the event of lease terminations, generally such subleases would become direct leases with the Company, although the lease term and rent due under such subleases may differ from the prime lease. After considering these subleases and the contractual space surrender obligations, the portion of our rent from Energy & Utilities tenants is reduced to 3.7%. Note that the chart above has not been adjusted to reflect the various industry sectors of such subtenants.

Cousins Properties	23	Q2 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	$82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(5)
Cousins Fund II, L.P. (6)	Office	Various	100%	4Q	(6)	279,100

					16,439,000	$626,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75%	3Q	302,000	75,400
Research Park V	Office	Austin	100%	4Q	173,000	45,000

					2,591,000	$871,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that are not incurred in a joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.
(5) Properties acquired in the merger with Parkway Properties, Inc.
(6) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	24	Q2 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	$455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (3)	Office	Miami	20%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (4)	Office	Houston	100%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100%	4Q	140,000	80,000
The Forum	Office	Atlanta	100%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100%	4Q	203,000	26,800

					15,317,000	$2,026,600
(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its interest in the joint venture to its partner for $52.2 million. The proceeds represent a 17% internal rate of return for the Company on its invested capital, as stipulated in the partnership agreement.
(3) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(4) After the merger with Parkway Properties, Inc., these properties were spun off in a related transaction to Parkway, Inc.

Cousins Properties	25	Q2 2020 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Revenue Recognition (3)	Estimated Stabilization (4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$85,000	$17,000	$83,103	$16,621
Office					33,000					100%	2Q20	3Q20
Retail					19,000					12%	3Q20	4Q20
Apartments					330					43%	4Q19	4Q20

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	92,569	83,312	75%	1Q20	1Q21

300 Colorado (5)	Office	Austin	50%	4Q18	358,000	193,000	96,500	142,938	71,469	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	85,676	85,676	98%	4Q20	3Q21

Domain 12	Office	Austin	100%	2Q18	320,000	117,000	117,000	113,441	113,441	100%	2Q20	3Q20

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	38,463	34,617	44%	1Q22	1Q23

Total						$755,000	$565,600	$556,190	$405,136

(1)	This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs include financing costs only on project-specific debt, and exclude certain allocated capitalized costs required by GAAP that are not incurred in a joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Interest, taxes, and operating expenses are capitalized on the unoccupied portion of the building for the period beginning with initial occupancy until the earlier of the achievement of 90% economic occupancy or one year.
(5)	300 Colorado estimated project cost will be funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.

Cousins Properties	26	Q2 2020 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354 Peachtree	Atlanta	Commercial	95%	3.0
901 West Peachtree (1)	Atlanta	Commercial	100%	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%	10.4
Domain 9	Austin	Commercial	100%	2.5
Domain 14 & 15	Austin	Commercial	100%	5.6
Legacy Union 2 & 3	Dallas	Commercial	95%	4.0
Victory Center	Dallas	Commercial	75%	3.0
Burnett Plaza-Adjacent Land	Fort Worth	Commercial	100%	1.4
Corporate Center 5 & 6 (2)	Tampa	Commercial	100%	14.1
Padre Island	Corpus Christi	Residential	50%	15.0

Total				60.0	$118,996
Company's Share				51.4	$109,964

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	27	Q2 2020 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2020	2021	2022	2023	2024	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	1.36%	12/2/21	—	250,000	—	—	—	—	250,000	(572)	—	249,428
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	1.21%	1/3/23	—	—	—	—	—	—	—	—	—	—
Total Floating Rate Debt				—	250,000	—	—	—	—	250,000	(572)	—	249,428

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(1,011)	—	273,989
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(916)	—	249,084
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(908)	—	249,092
Fifth Third Center	100%	3.37%	10/1/26	1,650	3,386	3,502	3,622	3,746	122,803	138,709	(415)	—	138,294
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(446)	—	124,554
Terminus 100	100%	5.25%	1/1/23	1,596	3,319	3,497	108,181	—	—	116,593	—	5,997	122,590
Colorado Tower	100%	3.45%	9/1/26	1,223	2,510	2,598	2,689	2,783	104,080	115,883	(594)	—	115,289
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(374)	—	99,626
Promenade	100%	4.27%	10/1/22	1,715	3,541	89,052	—	—	—	94,308	(132)	—	94,176
816 Congress	100%	3.75%	11/1/24	885	1,821	1,891	1,963	72,558	—	79,118	(356)	—	78,762
Terminus 200	100%	3.79%	1/1/23	872	1,791	1,861	70,700	—	—	75,224	—	1,613	76,837
Legacy Union One	100%	4.24%	1/1/23	—	—	—	66,000	—	—	66,000	—	1,796	67,796
Total Fixed Rate Debt				7,941	16,368	102,401	253,155	79,087	1,226,883	1,685,835	(5,152)	9,406	1,690,089

Total Consolidated Debt				7,941	266,368	102,401	253,155	79,087	1,226,883	1,935,835	(5,724)	9,406	1,939,517

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.25%) (3)	50%	1.41%	5/1/21	—	38,149	—	—	—	—	38,149	—	—	38,149
300 Colorado (LIBOR + 2.25%) (4)	50%	2.41%	1/17/22	—	—	27,037	—	—	—	27,037	—	—	27,037
Total Floating Rate Debt				—	38,149	27,037	—	—	—	65,186	—	—	65,186

Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	425	872	903	31,436	—	—	33,636	(68)		33,568
Total Fixed Rate Debt				425	872	903	31,436	—	—	33,636	(68)	—	33,568

Total Unconsolidated Debt				425	39,021	27,940	31,436	—	—	98,822	(68)	—	98,754

Total Debt				$8,366	$305,389	$130,341	$284,591	$79,087	$1,226,883	$2,034,657	$(5,792)	$9,406	$2,038,271

Total Maturities (5)				$—	$289,149	$113,332	$275,932	$70,865	$1,215,159	$1,932,386
% of Maturities				—%	15%	6%	14%	4%	61%	100%

Cousins Properties	28	Q2 2020 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$315,186	15%	1.54%	1.4
Fixed Rate Debt	1,719,471	85%	3.94%	5.9
Total Debt	$2,034,657	100%	3.57%	5.2

(1) The spread over LIBOR at June 30, 2020 was 1.20%.
(2) As of June 30, 2020, the Company had no amount drawn under the Credit Facility and had the ability to borrow the full $1.0 billion available. The spread over LIBOR at June 30, 2020 was 1.05%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million. In April 2020, the Carolina Square Holdings LP joint venture executed an amendment for its associated construction loan, extending the maturity date to May 2021 and reducing the spread over LIBOR from 1.90% to 1.25%. This amendment also eliminated Cousins repayment guaranty.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	29	Q2 2020 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of June 30, 2020
$ (in thousands)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
0
288,149
113,332
275,932
70,865
250,000
215,159
225,000
250,000
275,000
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	30	Q2 2020 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings, LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning 24 months after construction completion, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project, LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza, LLLP	Dimensional Place	50% of cash flows.	Partner can purchase Cousins' interest during Q2 2021 at a value determined by appraisal and subject to a cap rate range.
HICO 100 Mill, LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon II, LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process 24 months after construction completion, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon, LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 90% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	31	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020

FFO and EBITDAre
Net income (loss) available to common stockholders	$79,164	$35,341	$(22,409)	$20,374	$117,112	$150,418	$174,943	$23,101	$198,044
Depreciation and amortization of real estate assets:
Consolidated properties	179,510	45,405	50,450	81,569	77,925	255,349	71,406	72,694	144,100
Share of unconsolidated joint ventures	13,078	3,254	4,154	4,148	2,602	14,158	2,347	2,106	4,453
Partners' share of real estate depreciation	(302)	(96)	(99)	(171)	(155)	(521)	(149)	(212)	(361)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(4,925)	21	33	48	(92,680)	(92,578)	(90,916)	201	(90,715)
Share of unconsolidated joint ventures	29	—	5	—	10	15	(318)	(168)	(486)
Investments in unconsolidated joint ventures	—	—	—	—	—	—	(44,894)	232	(44,662)
Non-controlling interest related to unit holders	1,345	588	(265)	241	1,388	1,952	302	5	307
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	210,680
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	31,097
Income Tax Expenses	—	—	242	(242)	(298)	(298)	50	(50)	—
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	380
EBITDAre (1)	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	242,157
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	428
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—
Adjusted EBITDAre (1)	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	242,585

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	26,644	7,006	8,670	8,369	5,310	29,355	5,219	3,404	8,623
Other Properties	2,244	867	709	668	814	3,058	816	789	1,605
Net Operating Income	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	10,228
Sales Less Cost of Sales	2,779	—	—	—	—	—	—	—	—
Interest Expense	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(1,200)
Termination Fee Income	—	3	4	9	—	16	1	2	3
Other Income	120	36	43	20	49	148	68	8	76
Funds from Operations - Unconsolidated Joint Ventures	25,331	6,158	7,793	7,389	5,499	26,839	5,454	3,653	9,107
Gain (Loss) on Sale of Depreciated Investment Properties, net	(29)	—	(4)	—	(10)	(15)	318	168	486
Depreciation and Amortization of Real Estate	(13,078)	(3,254)	(4,154)	(4,148)	(2,602)	(14,158)	(2,347)	(2,106)	(4,453)
Income from Unconsolidated Joint Ventures	12,224	2,904	3,634	3,241	2,887	12,666	3,425	1,715	5,140

Market Capitalization
Common Stock Price at Period End	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$29.83
Number of Common Stock/Units Outstanding at Period End	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,593
Equity Market Capitalization	3,376,144	4,130,230	5,371,498	5,582,341	6,118,447	6,118,447	4,348,498	4,432,529	4,432,529

Consolidated Debt	1,062,570	1,116,474	1,837,449	1,850,817	2,222,975	2,222,975	1,944,034	1,939,517	1,939,517
Share of Unconsolidated Debt	171,446	170,690	170,214	172,319	82,519	82,519	92,921	98,754	98,754
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,038,271

Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,470,800

Cousins Properties	32	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020

Credit Ratios
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,038,271
Less: Cash and Cash Equivalents	(2,547)	(3,456)	(11,885)	(12,396)	(15,603)	(15,603)	(124,632)	(28,255)	(28,255)
Less: Share of Unconsolidated Cash and Cash Equivalents	(10,302)	(13,427)	(15,671)	(20,154)	(8,634)	(8,634)	(9,516)	(8,826)	(8,826)
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	2,001,190
Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,470,800
Net Debt / Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	30.9%

Total Assets - Consolidated	4,146,296	4,251,193	6,676,672	6,704,120	7,151,447	7,151,447	6,901,934	6,908,448	6,908,448
Accumulated Depreciation - Consolidated	566,749	643,140	696,531	781,998	802,807	802,807	878,199	954,352	954,352
Undepreciated Assets - Unconsolidated (1)	530,076	553,098	568,387	590,183	391,457	391,457	290,134	294,987	294,987
Less: Investment in Unconsolidated Joint Ventures	(161,907)	(167,429)	(176,169)	(186,079)	(133,884)	(133,884)	(128,916)	(129,857)	(129,857)
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,027,930
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	2,001,190
Net Debt / Total Undepreciated Assets (1)	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.9%

Coverage Ratios (1)
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	31,097
Scheduled Principal Payments	12,008	3,481	3,516	3,551	4,178	14,726	4,334	4,409	8,743
Fixed Charges	57,894	16,055	17,208	19,928	21,236	74,427	20,888	18,952	39,840
EBITDAre	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	242,157
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.45	6.08	2.69	6.16	5.81	5.24	6.20	5.94	6.08
Adjusted EBITDAre	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	242,585
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.46	6.08	5.58	6.21	5.91	5.95	6.22	5.95	6.09

Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	2,001,190
Annualized EBITDAre (3)	334,968	390,172	185,028	491,148	493,632	493,632	518,128	450,500	450,500
Net Debt / Annualized EBITDAre (3)	3.65	3.26	10.70	4.05	4.62	4.62	3.67	4.44	4.44
Annualized Adjusted EBITDAre (3)	335,048	390,184	384,336	495,340	501,644	501,644	519,588	450,752	450,752
Net Debt / Annualized Adjusted EBITDAre (3)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.44

Dividend Information
Common Dividends	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	89,132
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	210,680
FFO Payout Ratio	40.8%	36.1%	133.6%	40.1%	40.1%	48.1%	39.5%	45.5%	42.3%
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	428
FFO before Transaction Costs (2)	268,147	84,516	81,696	107,257	108,205	381,674	113,086	98,022	211,108
FFO Payout Ratio before Transaction Costs (2)	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	42.2%

Cousins Properties	33	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	YTD 2020

FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	210,680
Amortization of Deferred Financing Costs	2,417	615	630	692	693	2,630	700	686	1,386
Non-Cash Stock-Based Compensation	2,257	607	625	615	621	2,468	696	751	1,447
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	380
Lease Inducements	760	157	(401)	(537)	(514)	(1,295)	(532)	(508)	(1,040)
Straight Line Rent Ground Leases	589	127	124	123	126	500	126	128	254
Above and Below Market Ground Rent	158	39	40	39	40	158	39	40	79
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	428
Debt Premium Amortization	(880)	—	(34)	(180)	(916)	(1,130)	(916)	(916)	(1,832)
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—
Deferred Income - Tenant Improvements	(3,772)	(870)	(940)	(923)	(932)	(3,665)	(851)	(1,073)	(1,924)
Above and Below Market Rents	(6,877)	(1,670)	(1,981)	(3,042)	(2,846)	(9,539)	(2,808)	(2,737)	(5,545)
Second Generation Capital Expenditures (CAPEX)	(56,667)	(8,074)	(40,604)	(18,946)	(23,085)	(90,709)	(23,817)	(25,716)	(49,533)
Straight Line Rental Revenue	(26,017)	(8,732)	(6,068)	(6,522)	(8,123)	(29,445)	(9,895)	(11,238)	(21,133)
Gain on Sales of Undepreciated Investment Properties	(3,291)	(13,132)	(1,337)	(21)	(3,692)	(18,182)	(1,335)	—	(1,335)
FAD (1)	178,688	54,039	32,204	78,998	70,023	235,264	74,700	57,612	132,312
Common Dividends (4)	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	89,132
FAD Payout Ratio (1)	61.2%	56.4%	132.2%	53.9%	60.8%	67.2%	59.7%	77.4%	67.4%

Operations Ratio
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,027,930
General and Administrative Expenses	22,040	11,460	8,374	5,852	11,321	37,007	5,652	8,543	14,195
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.35%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	51,149	7,527	39,834	15,891	17,248	80,500	19,444	21,386	40,830
Second Generation Building Improvements	5,518	547	770	3,055	5,837	10,209	4,373	4,330	8,703
	56,667	8,074	40,604	18,946	23,085	90,709	23,817	25,716	49,533

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Annualized equals quarter amount annualized. Given the timing of the closing of the transactions with TIER, the actual calculation of this ratio was unusually high for the second quarter of 2019 and decreased once a full quarter of TIER operations was included in EBITDAre. Second quarter EBITADAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transactions was included in net debt as of June 30, 2019.

(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	34	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended June 30,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$23,101	148,548	$0.16	$(22,409)	112,926	$(0.20)
Noncontrolling interest related to unitholders	5	25	—	(265)	1,744	—
Conversion of stock options	—	5	—	—	—	—
Conversion of unvested restricted stock units	—	2	—	—	—	—

Net Income — Diluted	23,106	148,580	0.16	(22,674)	114,670	(0.20)
Depreciation and amortization of real estate assets:
Consolidated properties	72,694	—	0.49	50,450	—	0.44
Share of unconsolidated joint ventures	2,106	—	0.01	4,154	—	0.04
Partners' share of real estate depreciation	(212)	—	—	(99)	—	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	201	—	—	33	—	—
Share of unconsolidated joint ventures	(168)	—	—	5	—	—
Investments in unconsolidated joint ventures	232	—	—	—	—	—
Funds From Operations	$97,959	148,580	$0.66	$31,869	114,670	$0.28
TIER transaction costs	63	—	—	49,827	—	0.43
Funds From Operations before TIER transaction costs	$98,022	148,580	$0.66	$81,696	114,670	$0.71

Cousins Properties	35	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Six Months Ended June 30,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$198,044	147,986	$1.34	$12,932	109,049	$0.12
Noncontrolling interest related to unitholders	307	572	—	323	1,744	—
Conversion of stock options	—	10	—	—	29	—
Conversion of unvested restricted stock units	—	2	—	—	—	—

Net Income — Diluted	198,351	148,570	1.34	13,255	110,822	0.12
Depreciation and amortization of real estate assets:
Consolidated properties	144,100	—	0.97	95,855	—	0.86
Share of unconsolidated joint ventures	4,453	—	0.03	7,408	—	0.07
Partners' share of real estate depreciation	(361)	—	—	(195)	—	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	(90,715)	—	(0.61)	54	—	—
Share of unconsolidated joint ventures	(486)	—	—	5	—	—
Investments in unconsolidated joint ventures	(44,662)	—	(0.31)	—	—	—
Funds From Operations	$210,680	148,570	1.42	$116,382	110,822	1.05
TIER transaction costs	428	—	—	49,830	—	0.45
Funds From Operations before TIER transaction costs	$211,108	148,570	1.42	$166,212	110,822	1.50

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties	36	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Six Months Ended
Net Operating Income	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net income (loss)	$23,236	$(22,582)	$198,545	$13,423
Net operating income from unconsolidated joint ventures	4,193	9,379	10,228	17,252
Fee income	(4,690)	(7,076)	(9,422)	(15,804)
Termination fee income	(539)	(190)	(3,383)	(710)
Other income	(126)	(11)	(163)	(151)
Reimbursed expenses	322	1,047	843	1,979
General and administrative expenses	8,543	8,374	14,195	19,834
Interest expense	13,993	12,059	29,897	22,879
Depreciation and amortization	72,868	50,904	144,482	96,765
Transaction costs	63	49,827	428	49,830
Other expenses	552	624	1,118	804
Income from unconsolidated joint ventures	(1,715)	—	(5,140)	—
(Gain) Loss on sale of investment in unconsolidated joint ventures	231	(3,634)	(45,999)	(6,538)
(Gain) Loss on investment property transactions	201	(1,304)	(90,715)	(14,415)
Net Operating Income	$117,132	$97,417	$244,914	$185,148

Straight line rent	(11,239)	(6,068)	(21,133)	(14,800)
Non-cash income	(4,317)	(3,322)	(8,509)	(5,705)
Non-cash expense	167	153	332	330
Cash Basis Net Operating Income	$101,743	$88,180	$215,604	$164,973

Net Operating Income
Same Property	$72,389	$74,171	$148,567	$148,017
Non-Same Property	44,743	23,246	96,347	37,131
	$117,132	$97,417	$244,914	$185,148

Cash Basis Net Operating Income
Same Property	$66,065	$67,168	$137,157	$130,970
Non-Same Property	35,678	21,012	78,447	34,003
	$101,743	$88,180	$215,604	$164,973

Cousins Properties	37	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less termination fees and rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.
“Net Income and FFO Before Transaction Costs” represents net income and FFO before costs associated with the merger with TIER.  Management believes that Net Income and FFO Before Transaction Costs provides analysts and investors with user information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	38	Q2 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals" represents Cash-Basis Same Property after excluding the impact of payment deferrals without extensions. As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic and allows for comparability of the results of its operations with other real estate companies.

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals and Parking" represents Cash-Basis Same Property NOI Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income, and allows for comparability of the results of its operations with other real estate companies.

Cousins Properties	39	Q2 2020 Supplemental Information